Exhibit 99.01

Press Release www.shire.com

Positive response from European regulatory procedure supports approval of Elvanse® (lisdexamfetamine dimesylate) for ADHD

NYON, Switzerland – 18 December 2012 – Shire plc (LSE: SHP, NASDAQ: SHPG) today announces a positive outcome from the European Decentralised Procedure (DCP) for Elvanse® (to be known as Tyvense® in Ireland). Elvanse is indicated as part of a comprehensive treatment programme for attention deficit/hyperactivity disorder (ADHD) in children aged 6 years of age and over when response to previous methylphenidate treatment is considered clinically inadequate.1

The UK Medicines and Healthcare products Regulatory Agency (MHRA) acted as the Reference Member State on behalf of seven other European countries participating in the procedure (Denmark, Finland, Germany, Ireland, Norway, Spain and Sweden). Product labelling has been agreed by these countries, which will now issue their national Marketing Authorisations (approvals); this typically takes a further one to three months. In some countries, negotiations with national pricing and reimbursement authorities will now be required before the medicine is made available to patients, and the timing for this process varies between countries.

Elvanse was accepted for review by the MHRA in January 2012, with the application based on two European Phase 3 studies in children and adolescents with ADHD and further supported by clinical data from the USA.2,3

Elvanse is a long-acting, once daily medication for the control of the symptoms of ADHD.2,3 Elvanse is the first of a new class of dopamine modulators approved in Europe that uses pro-drug technology to release the active drug in the body. It is currently available in the USA and Canada under the trade name Vyvanse®, for the treatment of ADHD in children, adolescents and adults, and in Brazil under the trade name Venvanse®, for the treatment of ADHD in children aged 6 to 12 years.  It is currently the most prescribed branded ADHD medicine in the USA. The efficacy and safety of Elvanse has been studied in many clinical trials and Elvanse has been prescribed to treat more than 4 million patients in the USA, Brazil and Canada.4

“We are delighted that the national approvals of Elvanse in Europe are now imminent,” said Angus Russell, CEO, Shire.  “ADHD is one of the most common psychiatric disorders affecting children and adolescents. As all ADHD patients are different and will vary in their responses to the available treatments, we believe introducing Elvanse will provide physicians with a broader range of options to help patients with ADHD manage their individual needs effectively. We will now work closely with the pricing and reimbursement authorities in the respective countries to ensure that Elvanse is made available to patients as soon as possible.”

About Elvanse
Elvanse (lisdexamfetamine dimesylate) has not yet received national marketing authorisation in each respective EU country involved in the DCP, and national licenses are expected to be issued one to three months after DCP closure. It is already available in the USA and Canada (brand name Vyvanse) and in Brazil (brand name Venvanse), where it has been used to treat over 4 million patients.4 Elvanse’s efficacy and tolerability have been studied in clinical trials both in the USA and Europe.2,3,5-11

Elvanse is a single daily dose prodrug medication for the treatment of ADHD. A prodrug is a substance that is ingested in an inactive form and then activated within the body.12

The inactive prodrug is absorbed from the gut into the bloodstream where it is gradually converted to the active part of the medicine, d-amfetamine (d-AMF).12 The active part of Elvanse is thought to work by increasing the levels of neurotransmitters (chemicals that are stored in nerve cells in the brain and nervous system, which transmit messages between the nerve cells) responsible for activity, attention and concentration.13

Elvanse was developed with the goal of providing a long duration of effect to help patients achieve control of their ADHD symptoms throughout the day.14

Indication1
Elvanse is indicated as part of a comprehensive treatment programme for attention deficit/hyperactivity disorder (ADHD) in children aged 6 years and over when response to previous methylphenidate treatment is considered clinically inadequate.

Treatment must be under the supervision of a specialist in childhood and/or adolescent behavioural disorders. Diagnosis should be made according to DSM-IV criteria or the guidelines in ICD-10 and should be based on a complete history and evaluation of the patient. Diagnosis cannot be made solely on the presence of one or more symptom.

The specific aetiology of this syndrome is unknown, and there is no single diagnostic test. Adequate diagnosis requires the use of medical and specialised psychological, educational, and social resources. A comprehensive treatment programme typically includes psychological, educational and social measures as well as pharmacotherapy and is aimed at stabilising children with a behavioural syndrome characterised by symptoms which may include chronic history of short attention span, distractibility, emotional lability, impulsivity, moderate to severe hyperactivity, minor neurological signs and abnormal EEG. Learning may or may not be impaired.

Elvanse is not indicated in all children with ADHD and the decision to use the drug must be based on a very thorough assessment of the severity and chronicity of the child’s symptoms in relation to the child’s age and potential for abuse, misuse or diversion.

Appropriate educational placement is essential, and psychosocial intervention is generally necessary. The use of Elvanse should always be used in this way according to the licensed indication.

About Elvanse Clinical Trials
The safety and efficacy of Elvanse was studied in two European Phase 3 studies:

Study 325:2A randomised, double blind, multicentre, parallel-group, placebo- and active-controlled, dose-optimisation, safety and efficacy study in 336 children and adolescents aged 6 to 17 years. Results of this study have been accepted for publication in European Neuropsychopharmacology and were also presented on October 21st 2011 at the American Academy of Child and Adolescent Psychiatry (AACAP) congress in Toronto.

Study 326:3A Phase 3, double blind, placebo-controlled, randomized withdrawal, multicentre, extension, safety and efficacy study of lisdexamfetamine dimesylate in 276 children and adolescents aged 6-17 with attention-deficit/hyperactivity disorder. Results from this study were presented on October 13th 2012 at the European College of Neuropsychopharmacology (ECNP) congress in Vienna.

Misuse and abuse1

Stimulants including Elvanse have a potential for abuse, misuse, dependence, or diversion for non-therapeutic uses that physicians should consider when prescribing this product. Stimulants should be prescribed cautiously to patients with a history of substance abuse or dependence.

Important Safety Information15
•	Do not take Elvanse if you or your child:
•	is taking or has taken within the past 14 days an anti-depression medicine called a monoamine oxidase inhibitor or MAOI
•	is sensitive to, allergic to, or had a reaction to other stimulant medicines
•	Some people have had the following problems when taking stimulant medicines, such as Elvanse:
•	heart-related problems including:
•	sudden death in people who have heart problems or heart defects
•	stroke and heart attack in adults
•	increased blood pressure and heart rate.
•
Tell your doctor if you or your child has any heart problems, heart defects, high blood pressure, or a family history of these problems. Call your doctor right away if you or your child has any sign of heart problems such as chest pain, shortness of breath, or fainting while taking Elvanse.

•	Mental (psychiatric) problems including:
Children, Teenagers, and Adults
o	new or worse behaviour and thought problems
o	new or worse bipolar illness
o	new or worse aggressive behaviour or hostility
Children and Teenagers
o	new psychotic symptoms such as:
o	hearing voices
o	believing things that are not true
o	being suspicious
o	new manic symptoms
Tell your doctor about any mental problems you or your child has, or about a family history of suicide, bipolar illness, or depression.
Call your doctor right away if you or your child has any new or worsening mental symptoms or problems while taking Elvanse, especially:
•	seeing or hearing things that are not real
•	believing things that are not real
•	being suspicious
•	Elvanse may cause serious side effects, including:
•
slowing of growth (height and weight) in children. Your child should have his or her height and weight checked often while taking Elvanse. The doctor may stop treatment if a problem is found during these check-ups.

•	seizures, mainly in people with a history of seizures
•	eyesight changes or blurred vision
•	worsening of sudden, repeated movements or sounds (tics) and Tourette’s syndrome in people who already have these problems
•	The most common side effects reported in studies of Elvanse were:
•	anxiety
•	decreased appetite
•	diarrhoea
•	dizziness
•	dry mouth
•	irritability
•	loss of appetite

•	nausea
•	trouble sleeping
•	upper stomach pain
•	vomiting
•	weight loss

This is not a complete summary of safety information. For additional safety information please see the Elvanse patient information leaflet or discuss with your doctor. Please note that this safety information reflects the US label which is different from the European indication.

About ADHD
Attention Deficit Hyperactivity Disorder (ADHD) is one of the most common psychiatric disorders in children and adolescents16,17,18 and is recognised by the World Health Organization (WHO).19

Globally, ADHD affects around 5% of children and adolescents.20 Based on this prevalence rate, one can estimate that 5 million young people in the EU are suffering from ADHD.

What causes ADHD?
While the exact origin of ADHD is not known, it is thought that the disorder may be caused by an imbalance of neurotransmitters (or chemicals in the brain).21

ADHD is thought to result from complex interactions between genetic and environmental factors,22 with studies estimating that genetic factors explain 60 to 75% of the aetiology of ADHD.22,23

Environmental factors which may increase the risk of developing ADHD include low birth weight/prematurity, maternal smoking during pregnancy, and severe early psychosocial adversity (e.g. children who have survived deprived institutional care).22

For further information please contact:

Investor Relations

Eric Rojas	erojas@shire.com	+1 781 482 0999

Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

Media

Nicole Barraud	nbarraud@shire.com	+ 41 22 419 4056

Gwen Fisher	gfisher@shire.com	+1 484 595 9836

Notes to editors

Shire enables people with life-altering conditions to lead better lives.

Through our deep understanding of patients’ needs, we develop and provide healthcare in the areas of:

•	Behavioral Health and Gastro Intestinal conditions
•	Rare Diseases
•	Regenerative Medicine

as well as other symptomatic conditions treated by specialist physicians.

We aspire to imagine and lead the future of healthcare, creating value for patients, physicians, policymakers, payors and our shareholders.

For further information on Shire, please visit the Company’s website: www.shire.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, the Company’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of research, development, approval, reimbursement, manufacturing and commercialization of the Company’s Specialty Pharmaceuticals, Human Genetic Therapies and Regenerative Medicine products, as well as the ability to secure new products for commercialization and/or development; government regulation of the Company’s products; the Company’s ability to manufacture its products in sufficient quantities to meet demand; the impact of competitive therapies on the Company’s products; the Company’s ability to register, maintain and enforce patents and other intellectual property rights relating to its products; the Company’s ability to obtain and maintain government and other third-party reimbursement for its products; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

References
1.	Elvanse European Summary of Product Characteristics

2.
Coghill D, Banaschewski T, Lecendreux M et al. Efficacy And Safety Of Lisdexamfetamine Dimesylate In Children And Adolescents With Attention-Deficit/Hyperactivity Disorder: A Phase III, Randomized, Double-Blind, Multicenter, Parallel-Group, Placebo- And Active Controlled, Dose-Optimized Study In Europe. Joint Annual Meeting Of The American Academy Of Child And Adolescent Psychiatry (AACAP) And The Canadian Academy Of Child And Adolescent Psychiatry, 2011.

3.
Coghill D, Banaschewski T, Lecendreux M et al. Maintenance Of Efficacy Of Lisdexamfetamine Dimesylate In Children And Adolescents With Attention Deficit/Hyperactivity Disorder: Randomized-Withdrawal Design. Paper P7. 009. Poster presented at the 25th ECNP conference (13–17 October 2012, Vienna)

4.	Shire Data on File SPD489-016

5.
Biederman J et al. Efficacy and tolerability of lisdexamfetamine dimesylate (NRP-104) in children with attention-deficit/hyperactivity disorder: a phase III, multicenter, randomized, double-blind, forced-dose, parallel-group study. ClinTher 2007;29:450-463.

6.	Findling RL et al. Long-term effectiveness and safety of lisdexamfetamine dimesylate in school-aged children with attention-deficit/hyperactivity disorder. CNS Spectr 2008;13(7):614-620.

7.
Findling RL et al. Effectiveness, safety, and tolerability of lisdexamfetamine dimesylate in children with attention-deficit/hyperactivity disorder: an open-label, dose-optimization study. J Child Adolesc Psychopharmacol. 2009;19(6):649-62.

8.
Wigal SB et al. A 13-hour laboratory school study of lisdexamfetamine dimesylate in school-aged children with attention-deficit/hyperactivity disorder. Child Adolesc Psychiatry Ment Health 2009;3(1):17

9.
Coghill DR, Banaschewski T, Lecendreux ML, et al. Efficacy and Safety of Lisdexamfetamine Dimesylate in children and adolescents with ADHD: A phase 3, randomized, double-blind, multicenter, parallel-group, placebo and active controlled, dose-optimized study in Europe. Poster presented at the AACAP/CACAP Joint Annual Meeting, 18–23 October 2011, Toronto, Canada.

10.
Findling RL, Childress AC, Cutler AJ, et al. Efficacy and safety of lisdexamfetamine dimesylate in adolescents with attention-deficit/hyperactivity disorder. J Am Acad Child Adolesc Psychiatry. 2011;50(4):395-405.

11.
Childress AC et al. Long-Term Safety and Effectiveness of Lisdexamfetamine Dimesylate in Adolescents With Attention-Deficit/Hyperactivity Disorder. Poster presented at the 164th Annual Meeting of the APA, 14-18 May 2011, Honolulu, Hawaii.

12.	Pennick M, Absorption Of Lisdexamfetamine Dimesylate And Its Enzymatic Conversion To D-Amphetamine. Neuropsychiatric Disease and Treatment 2010;6:317-327.

13.	Faraone S, Buitelaar J, Comparing the efficacy of stimulants for ADHD in children and adolescents using meta-analysis Eur Child Adolesc Psychiatry 2009

14.	Jasinski D, Krishnan S. Abuse liability and safety of oral lisdexamfetamine dimesylate in individuals with a history of stimulant abuse. J Psychopharmacol 2009a;23:419-427.

15.	VYVANSE ® (lisdexamfetamine dimesylate) capsules, for oral use, Initial U.S. Approval: 2007. Highlights of Prescribing Information

16.
Pliszka S and the AACAP Work Group on Quality Issues. Practice Parameter For The Assessment And Treatment Of Children And Adolescents With Attention-Deficit/Hyperactivity Disorder. J Am Acad Child Adolesc Psychiatry 2007;46(7):894-921.

17.	Bloom B, Cohen RA, Freeman G. Summary health statistics for U.S. children: National Health Interview Survey, 2010. Vital Health Stat 10. 2011;(250):1-80.

18.
McCarthy S, Wilton L, Murray ML, et al. The epidemiology of pharmacologically treated attention deficit hyperactivity disorder (ADHD) in children, adolescents and adults in UK primary care. BMC Pediatr. 2012;12:78.

19.	International Classification of Diseases, 10th ed., (ICD-10). World Health Organization 2007:Chapter 5,F90. Accessed August 2012 at: http://apps.who.int/classifications/icd10/browse/2010/en#/F90-F98.

20.	Polanczyk G, de Lima MS, Horta BL, et al. The worldwide prevalence of ADHD: a systematic review and metaregression analysis. Am J Psych. 2007; 164:942–948.

21.
Cheon KA, Ryu YH, Kim YK et al. Dopamine transporter density in the basal ganglia assessed with [123I]IPT SPET in children with attention deficit hyperactivity disorder. Eur J Nucl Med Mol Imaging 2003; 30(2):306-311.

22.
Cortese S, The neurobiology and genetics of Attention-Deficit/Hyperactivity Disorder (ADHD): What every clinician should know, European Journal of Paediatric Neurology (2012), doi:10.1016/j.ejpn.2012.01.009

23.	Faraone S, Perlis R, Doyle A et al. Molecular Genetics Of Attention Deficit Hyperactivity Disorder. Biol Psychiatry 2005; 57:1313-1323.